AMENDED MASTER AGREEMENT FOR THE EXCHANGE OF COMMON STOCK, MANAGEMENT AND CONTROL

This Master Agreement for the Exchange of Common Stock, Membership Interests, Management and Control (hereinafter the "**Agreement**") is made this 1st day of July, 2017, by and between KSIX MEDIA HOLDINGS, INC., a Nevada corporation, (the "**Issuer**"), a reporting issuer with the Securities and Exchange Commission ("**SEC**") whose common stock is quoted on the OTC Markets, Inc. Pink Current Information Tier (OTC.PK: **KSIX**); TRUE WIRELESS, LLC, an Oklahoma limited liability company (the "**Company**"); and the MEMBERS OF THE COMPANY listed in **Exhibit "A"** (hereinafter referred to as the "**Members**"). The Issuer, Company, and the Members are hereinafter referred to collectively as the "**Parties**" or individually as a "**Party**" herein.

Recitals

WHEREAS, the parties hereto have entered into that certain Master Agreement for the Exchange of Common Stock, Management and Control dated as of December 7, 2016, as amended from time to time (the "**Original Agreement**");

WHEREAS, the parties hereto desire to amend and replace the Original Agreement with the instant Agreement;

WHEREAS, this Agreement shall function as the master omnibus agreement which sets forth the closing schedule of the various agreements, each of which are included in the Exhibits hereto, where the resulting cumulative effect will be the acquisition of the Company by the Issuer, subject to the necessary regulatory approval of the transaction;

WHEREAS, contemporaneously with the execution of this Agreement, the Parties have entered into a Management and Marketing Agreement (the "**Management Agreement**"), attached hereto as **Exhibit "B"**, whereby the Issuer will provide certain management services to the Company consistent with the Federal Communications Act of 1934, as amended, (the "**Communications Act**") and other relevant regulations of the Federal Communications Commission ("**FCC**"), including without limitation, applicable state telecommunications laws, and applicable regulations of state public utility commissions (hereinafter "**Applicable Telecommunications Laws and Regulations**");

WHEREAS, this Agreement shall govern the exchange of the common stock of the Issuer and the membership interests of the Company, along with other material compensation to be paid to the Members, resulting in the Company becoming a wholly-owned subsidiary of the Issuer, and is intended to be the full and final expression of the Parties mutual understanding as to the material terms of the transaction;

WHEREAS; subject to the terms and conditions set forth herein the Issuer shall deliver to the Company all consideration called for and pursuant to the closing schedule, as further provided for herein, and the Company shall cause to be deliver to the Issuer all outstanding Membership Interests and all necessary resignations of managers or control persons thereof to

KSIX as instructed by KSIX and its legal counsel, with the express precondition of the transaction being approved by any necessary regulatory agencies;

Terms of Agreement

In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

THE PARTIES HERETO AGREE AS FOLLOWS:

1. TERMS

Subject to the terms and conditions of this Agreement, the Issuer, Company and the Members agree to and confirm the following:

1.1 The consummation of the Management Agreement, the actions to be taken as set forth in Section 2.1 hereof, and the execution of this Agreement shall be complete on or before July 18th, 2017 (the "**Management Closing**");

1.2 All other terms and conditions set forth in this Agreement required to be completed by the Issuer and the Company will occur only after all required governmental and regulatory approvals have been completed at which time, the Parties shall conduct the second and final closing (the "**Equity Closing**"). The Parties agree to expedite preparations of all financial information and audits to be completed at the earliest feasible time.

1.3 The Equity Closing is subject to the completion of due diligence by all Parties to this Agreement;

1.4 As of the date of this Agreement, the total capital stock of the Issuer before the consummation of this Agreement is Ten Million (10,000,000) shares of Series "A", Preferred Stock issued and outstanding, and Seventy-Three Million, Seven Hundred Eighty-nine Thousand, Five Hundred and Seventy-Six (73,789,576) shares of Common Stock, par value $0.001, issued and outstanding;

1.5 Upon the execution of this Agreement, the Issuer's capital stock shall be made up of Ten Million (10,000,000) shares of Series "A", Preferred Stock issued and outstanding, and Seventy-Three Million, Seven Hundred Eighty-nine Thousand, Five Hundred and Seventy-Six (73,789,576) shares of Common Stock, par value $0.001, issued and outstanding;

1.6 This transaction is subject to delivery by the Issuer, Company, and Members of all required documents prior to and during the Management and Equity Closings to effectuate the transaction as contemplated hereby;

1.7 The Issuer and Company shall take all necessary corporate actions so that at the Management and Equity Closings, all actions required of Issuer will be in accordance with the Bylaws of Issuer; and

1.8 It is intended that the transaction underlying this Agreement to qualify for United States federal income tax purposes as a re-organization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. However, both Parties recognize that in the event the transaction underlying this Agreement does not qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, each party is separately responsible for any tax consequences and indemnifies and holds harmless the other party from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, resulting from the that Parties failure to pay their tax liability for this transaction.

2. CLOSING

2.1 THE MANAGEMENT CLOSING.

The Issuer shall, upon execution of this Agreement deliver the following to the Company and its Members:

i. $1.5 Million Promissory Note issued by issuer in favor of K. Brian Cox ("Cox") in the form attached hereto as Exhibit C.

ii. Issuer will undertake to authorize the sufficient number of shares of stock necessary to fulfill the terms and conditions of this Agreement. 114 million restricted common shares and 45 million warrants (described herein below) of Issuer issued to Members, or their assigns, which includes: (a) 12 million shares previously issued to Cox; and (b) 102 Million shares of Common Stock and 45 million cashless warrants at $.50 per share at the direction of Cox. Cox shall be issued such additional Common Stock of KSIX as necessary if his percentage ownership of KSIX on Equity Closing changes from the contemplated ownership for Cox as set forth in this section. The basis for the percentage is 114,000,000 of Cox stock and 50,110,376 other stock which equates to 69.5% ("Cox Percentage"). The additional stock will be calculated by multiplying any additional issuance of stock or stock instruments by Issuer from December 7, 2016 until Equity Closing by the Cox Percentage. This will apply to any issuance of stock, warrants or other security.

iii. 75% of Carter Matzinger's ("Matzinger") Class "A" Super Preferred Stock ("Super Preferred Stock") containing controlling common stock voting rights will be transferred to Cox. Issuer shall immediately file a Form 8-K containing such financial statement information with the SEC, which is commonly referred to as a "Super Form 8-K". Post Equity Closing, Matzinger or his assigns shall retain 14 million shares of Common Stock of his original KSIX common stock holdings - The shares of Common Stock of Matzinger over and above this 14M share level of ownership shall be retired to the treasury of KSIX for cancellation *unless* agreed to in advance in writing by both Matzinger and Cox.

iv. An executed copy of the Management Agreement set forth at Exhibit "B" of this Agreement; and

v. An executed copy of this Agreement, together, with the Management Agreement and any Exhibits which require the execution, certification or approval of the Issuer, its Officers and/or Directors, but for the Promissory Note as further described at paragraph 2.2.

The Company, and its Members shall, upon the execution of this Agreement deliver the following to the Issuer:

i. An executed copy of the Management Agreement set forth at Exhibit "B" of this Agreement;

ii. An executed copy of this Agreement, together, with any Exhibits which require the execution, certification or approval of the Company its Managers and/or Control Persons, but for the Membership Interests as further described at paragraph 2.2.

2.2 EQUITY CLOSING.

Only after, the Parties, have completed all of the items required at Section 2.1 of this Agreement, including all Exhibits and Collateral Agreements contemplated thereby - is approved by any governmental or regulatory agencies which are required to review the transaction, the Parties, will proceed with the Equity Closing, as follows:

The Issuer shall Issue to the Company and its Members:

The sum of $1,500,000 due on or before the Equity Closing; and

Any additional Cox Stock required to be issued pursuant to Section 2.1 above.

The Company and its Members shall issue to the Issuer:

All outstanding Membership Interests in the Company together with all documentation to reflect the intent of the Parties that the Company shall be retained as a wholly owned subsidiary of the Issuer.

3. REPRESENTATIONS OF THE ISSUER

The Issuer is in good standing under the laws of Nevada, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Nevada. All actions taken by the incorporators, directors and Members of Issuer have been valid and in accordance with the laws of the State of Nevada.

3.1 Organization. The Issuer is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, and it has all necessary corporate powers to own

properties and carry on a business, and is duly qualified to do business and is in good standing in the jurisdictions where qualification is required. All actions taken by the incorporators, directors, and stockholders of Issuer have been valid and in accordance with the laws of the State of Nevada. The Issuer was organized in the State of Nevada on August 22, 2006.

3.2 Capital. The authorized capital stock of Issuer consists of 100,000,000 shares of preferred stock, $.001 par value of which Ten Million (10,000,000) shares of Series "A", Preferred Stock issued and outstanding, and 100,000,000 shares of common stock, $.001 par value, of which, as the date of this Agreement, Seventy-Three Million, Seven Hundred Eighty-nine Thousand, Five Hundred and Seventy-Six (73,789,576) shares of Common Stock, par value $0.001, issued and outstanding. All outstanding shares are fully paid and non-assessable, free of pre-emptive rights. At the execution of this Agreement there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Issuer to issue or to transfer from treasury any additional shares of its common capital stock.

3.3 Ability to Carry Out Obligations. The Issuer has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Issuer and the performance by Issuer of its obligations hereunder will not cause, constitute, or conflict with or result in: (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Issuer is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Issuer to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, encumbrance on any asset of Issuer.

3.4 Full Disclosure. None of the representations and warranties made by the Issuer in this Agreement, or in an SEC filing of the Issuer, contains any untrue statement of a material fact, or omits any material fact the omission of which would be misleading and the Company and its Members in entering this Agreement acknowledge the opportunity to review and question the Issuer regarding such filings and the information contained therein, up to the date of this Agreement.

3.5 Contract and Leases. Issuer is currently carrying on its business and is not a party to contracts, agreements, or lease other than those items disclosed in writing to Company and Members prior to the execution hereof. No person holds a power of attorney from Issuer.

3.6 Compliance with Laws. Issuer has complied with all federal, state, and local statutes, laws, and regulations pertaining to Issuer. Issuer has complied with all federal and state securities laws in connection with the issuance, sale, and distribution of its securities.

3.7 Litigation. Issuer is not and has not been a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Issuer, after due inquiry, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Issuer, and Issuer is

not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Issuer represents and warrants that there are no outstanding judgments, lawsuits or material claims against the Issuer as of the date of this agreement.

3.8 Conduct of Business. From inception to the date of this Agreement, the Issuer has conducted its business in the normal course, and has not (1) sold, pledged, or assigned any assets, other than in the ordinary course of business; (2) incurred any liabilities, other than in the ordinary course of business; (3) acquired or disposed of any assets, other than in the ordinary course of business; (4) entered into any contract, other than in the ordinary course of business; (5) guaranteed obligations of any third party which has not been fully disclosed to the Company or the Members in writing; or (6) entered into any other transaction, other than in the ordinary course of business.

3.9 Documents. All minutes, consents, or other documents pertaining to Issuer to be delivered at the Management Closing shall be valid and in accordance with the laws of the State of Nevada and in compliance with all SEC or other state and federal regulations.

3.10 Title. All Issuer Stock to be issued to Members as per this Agreement shall be: (i) fully paid; (ii) non-assessable; and (iii) free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. There is no applicable local, state, or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares to Members, impair, restrict, or delay Members voting rights with respect to the Issuer Shares.

3.11 SEC Exemption – The Issuer Stock will be issued pursuant to a federal transactional exemption from registration as provided under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and as such, will contain a restrictive legend which shall state it cannot be resold except under an effective registration statement pursuant to the Securities Act or pursuant to Rule 144.

3.12 Brokers. Issuer has not retained any broker, consultant or finder to which compensation would be due in connection with this transaction.

4. REPRESENTATIONS AND WARRANTIES OF COMPANY.

The Company represents and warrants to Issuer the following:

4.1 Organization. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of Oklahoma, and it has all necessary corporate powers to carry on a business, hold title to property and is duly qualified to do business, in good standing in the jurisdictions where such qualification is required. All actions taken by the incorporators, directors, and stockholders of Company have been valid and in accordance with the applicable laws of the State of Oklahoma. The Company was organized with the Oklahoma Corporate Commission on or about April 1, 2014.

4.2 Capital. The authorized capital stock of Company consists of consists of the membership interests held by the parties listed in Exhibit "A" to this Agreement. There are no other persons, but for those listed in Exhibit "A" with any claim, right or interest in the membership interests of the Company.

4.3 Wholly-Owned Subsidiary. Upon the approval of this Agreement and the underlying transactions contemplated herein by any applicable federal or state government regulatory agency, at the Equity Closing,, the Company will become a wholly-owned subsidiary of the Issuer.

4.4 Financial Statements. The Company is a private limited liability company and to date has not delivered audited financial statements to the Issuer.

4.5 Ability to Carry Out Obligations. The Company has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Company and the performance by Company of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach of violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Company is a party, or by which either of them may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would cause Company to be liable to any party; or (c) an event that would result in the creation or imposition of any lien, charge, encumbrance on any asset of Company.

4.6 Full Disclosure. None of the representations and warranties made by Company herein contains any untrue statement of a material fact, or omits any material fact the omission of which would be misleading.

4.7 Compliance with Applicable Law. Company has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to them. Company has complied with all applicable federal and state securities laws in connection with the issuance, sale, and distribution of its securities.

4.8 Litigation. The Company is not currently, or at any time since inception of the Company until the execution of this Agreement, been involved in any civil or criminal litigation or regulatory actions by state/federal agencies of government. The Company is not aware of any pending, threatened, or asserted claims, lawsuits or contingencies involving its capital stock.

4.9 Conduct of Business. From inception to the date of this Agreement, the Company has conducted its business in the normal course, and has not (1) sold, pledged, or assigned any assets, other than in the ordinary course of business; (2) incurred any liabilities, other than in the ordinary course of business; (3) acquired or disposed of any assets, other than in the ordinary course of business; (4) entered into any contract, other than in the ordinary course of business; (5) guaranteed obligations of any third party which has not been fully disclosed to the Company or the Members; or (6) entered into any other transaction, other than in the ordinary course of business.

4.10 Documents. All minutes, consents, or other documents pertaining to Company and to be delivered by Company to Issuer, are true, complete, and correct, and are valid and in accordance with applicable law.

4.11 Title. The exchange shares to be delivered to Issuer will be, at the time of exchange, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of the exchange shares are subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to the exchange shares, except as provided in this Agreement. Company is not a party to any agreement that offers or grants to any person the right to purchase or acquire any of the exchange shares. There is no applicable local, state, or federal law, rule, regulation, or decree which would, as a result of the transfer of the exchange shares to Issuer, impair, restrict, or delay Issuer's voting rights with respect to the exchange shares.

4.12 Independent Counsel. The Company and the Members represent and warrant that prior to Closing, that they are represented by independent counsel or have had the opportunity to retain independent counsel to represent them in this transaction and that prior to Closing, Counsel for the Company and the Members have not represented either the Issuer or Issuer's stockholders in any manner whatsoever known to the Company.

4.13 Brokers. Company and/or the Members Issuer have not retained any broker, consultant or finder to which compensation would be due in connection with this transaction.

4.14 Conflicts of Interests of Issuer The Company and the Members have reviewed and understand the conflicts of interests heretofore disclosed in writing, if any, between the Issuer, and its officers and directors, if any.

5. INVESTMENT INTENT.

5.1 Restricted Shares. The Members understand the following: (i) the Issuer Stock has not and will not be registered under the Securities Act of 1933, as amended ("the Securities Act") or the securities laws of any state, based upon an exemption from such registration requirements pursuant to Section 4(2) of the Act; (ii) the Issuer Stock are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; and (iii) the Issuer Stock may not be sold or otherwise transferred unless exemptions from such registration provisions are available with respect to said resale or transfer or the shares have been registered under the Act.

5.2 Transferability. The Members will not sell or otherwise transfer any of the Issuer Stock, any interest therein unless and until: (i) the Issuer Stock shall have first been registered under the Act and/or all applicable state securities laws; or (ii) the Members shall have first delivered to Issuer a written opinion of counsel, which counsel and opinion (in form and substance) shall be reasonably satisfactory to Issuer, to the extent

that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws.

5.3 Investment Intent. The Members are acquiring the Issuer Stock for Investment purposes only, without a view for resale or distribution thereof as further defined by Section 2(a)(11) of the Securities Act.

5.4 Legend. The Members understands that the certificates representing the Issuer Stock will bear the following or similar legend:

> *"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, further pledged, hypothecated or otherwise disposed of in absence of (i) an effective registration statement for such securities under said Act or (ii) an opinion of company counsel that such registration is not required."*

6. DOCUMENTS TO BE DELIVERED AT MANAGEMENT CLOSING.

6.1 BY THE ISSUER:

a) A Resolution of the Board of Directors authorizing the Issuer to enter into this Agreement and proceed with the Management Closing.

b) A signed copy of the Management Agreement, attached here to at Exhibit "B".

6.2 BY THE COMPANY:

a) A signed copy of the Management Agreement, attached here to at Exhibit "B".

7. DOCUMENTS TO BE DELIVERED AT EQUITY CLOSING.

7.1 BY THE ISSUER:

a) Resolution of the Board of Directors authorizing the issuance of the Issuer Stock to be delivered to Members pursuant to this Agreement.

b) A certificate(s) for the number of Issuer shares to be registered in the name of the Members.

c) Such other resolutions of Issuer directors as may reasonably be required by Company and the Members.

d) Such other agreements and required documentation relating to the transaction as may reasonably be required by the Company or the Members.

e) All due diligence materials requested by the Company or its representatives, in a form satisfactory to the Company in its sole discretion

7.2 BY THE COMPANY AND THE MEMBERS:

a) Applicable resignation of all Managers and Control Persons with the State of Formation (e.g. Oklahoma Corporation Commission – State of Oklahoma);

b) Delivery to the Issuer, such certificate(s) evidencing the Membership Interests, and such stock powers as are required in order to transfer to Issuer good and marketable title to the Company.

c) Copies of the basic corporate records, Articles of Incorporation and Bylaws. Company shall retain all other records at its current principal address.

d) Such other resolutions of Company and the Members and/or directors as may reasonably be required by Issuer.

e) Such other agreements and required documentation relating to the transaction as may reasonably be required by the Issuer.

8. GOVERNING LAW, VENUE & JURISDICTION.

The Parties, and each of them, irrevocably submit to the exclusive jurisdiction of the District Court of the State of Nevada for the County of Clark (the "Nevada District Court") over any dispute arising out of or relating to this Agreement or any other agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceedings may be heard and determined in the Nevada District Court.. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of want of jurisdiction or inconvenient forum in connection therewith.

9. TAXATION.

It is the express understanding and desire of the Parties to this Agreement that this transaction, as set forth in this Agreement and the Management Agreement, shall be considered and structured as an "Equity Exchange Agreement" which shall qualify as a tax-free reorganization under Section 354 of the Internal Revenue Code of 1986, as amended (the "Code").

10. POST-CLOSING AGREEMENTS.

10.1 Further Assurances. The Parties shall execute such further documents and perform such further acts, as may be necessary to effect the transactions contemplated hereby, on the terms herein contained and otherwise to comply with the terms of this Agreement, provided, that, except as contemplated by this Agreement, no party shall be required to waive any right or incur an obligation in connection therewith.

10.2 Indemnification of Directors and Officers. For at least seven (7) years after the Equity Closing , the Issuer shall: (a) maintain in effect the current provisions regarding the indemnification of officers and directors contained in Issuer's Certificate of Incorporation and Bylaws; provided, however, Issuer may adopt new indemnification provisions no less favorable than the current provisions as to the persons who served as directors and officers of Issuer prior to the Closing dates; and (b) indemnify the persons who served as directors and officers of Issuer prior to the Equity Closing to the fullest extent to which Issuer is permitted to indemnify such officers and directors under its Certificate of Incorporation and Bylaws and applicable law as in effect immediately prior to the Closing.

11. MISCELLANEOUS.

11.1 Definitions. Any Capitalized term in **Bold Font** which is referenced in parentheses with quotations immediately after a word or phrase is a defined term. These terms are meant for the convenience of the drafter and the reader and are definitions germane to this Agreement, which merely make reference to a Term, a Phrase, a related Agreement, or an Event which requires a specific definition to effectuate the purpose and scope of the Agreement.

11.2 Captions and Headings. The headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

11.3 Modifications. This Agreement and any provision hereof may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

11.4 Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (1) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions; (2) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure; and (3) no waiver of any party of one breach by another party shall be construed as a waiver with respect to any subsequent breach.

11.5 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

11.6 Entire Agreement. This Agreement contains the entire Agreement and understanding between the Parties hereto, and supersedes all prior agreements and understandings.

11.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

To the Issuer:

Ksix Media Holdings, Inc.
10624 S. Eastern Ave, Suite A-910
Henderson, NV 89052
carter@ksix.com

To the Company and its Members:

True Wireless, LLC
3124 Brother Blvd., Suite 108
Bartlett, TN 38133
brian@goaxia.com

11.8. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 16 day of July, 2017.

FOR THE ISSUER

KSIX
Media Holdings, Inc. (the "Issuer")

By: Carter M. Matzinger, President of the Company

FOR THE COMPANY

True Wireless, LLC (the "Company")

By: K. Brian Cox, Manager of the Company

FOR THE MEMBERS OF THE COMPANY

K. Brian Cox (the "Members")

By: K. Brian Cox,